EXHIBIT 99.2

Slide Package

Slide 1 – Title

First Charter Corporation
Second Quarter Conference Call
July 10, 2002

Slide 2 – Forward-looking Statement

This presentation contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation, including, without limitation, statements relating to the earnings outlook of the company.

These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected business increases in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and (9) decisions to change the business mix of the company. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The company undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

Slide 3 – Outline

-Second Quarter 2002 Results

-Earnings Guidance

—Third Quarter 2002

—Year End 2002

-Questions and Answers

Slide 4 – Second Quarter Results

[Graph of Diluted Earnings per Share]

Diluted Earnings per Share

2nd Quarter
2002	$0.32
2001	$0.28

Slide 5 – Year to Date Results

[Graph of Diluted Earnings per Share]

Diluted Earnings per Share

Year to Date
2002	$0.60
2001	$0.56

Slide 6 – Loan Portfolio

[Graph of Loan Portfolio]

(in millions)	2Q2001	3Q2001	4Q2001	1Q2001	2Q2002
Commercial	1,089	1,137	1,099	1,115	1,131
Real estate	572	511	501	537	575
Home equity	201	213	228	241	270
Installment	108	126	127	137	150
Total Loans	1,970	1,987	1,955	2,030	2,126

Slide 7 – Investment Portfolio

[Graph of Investment Portfolio]

	2Q2001	3Q2001	4Q2001	1Q2002	2Q2002
Investments (in million)	939	1,133	1,076	1,108	1,105

Slide 8 – Deposits

[Graph of Deposits]

	2Q2001	3Q2001	4Q2001	1Q2002	2Q2002
Deposits (in millions)	2,119	2,165	2,163	2,210	2,263

Slide 9 – Asset Quality

[Graph of OREO and Nonaccrual loans]

(in thousands)	2Q2001	3Q2001	4Q2001	1Q2002	2Q202
Other real estate	3,454	3,067	8,049	7,208	8,367
Nonaccrual loans	28,605	26,502	23,824	27,558	30,656

Slide 10 – Asset Quality

[Graph of Nonaccrual loans and NAL to Total Loans]

	2Q2001	3Q2001	4Q2001	1Q2002	2Q202
NAL to Total Loans	1.45%	1.33%	1.22%	1.36%	1.44%
Nonaccrual loans (in thousands)	28,605	26,502	23,824	27,558	30,656

Slide 11 – Allowance for Loan Losses

[Graph of Provision, Net Charge-offs and Allowance Ratio]

	2Q2001	3Q2001	4Q2001	1Q2002	2Q2002
Provision (in thousands)	1,190	1,325	1,200	2,105	2,240
Net Charge-offs (in thousands)	1,190	1,153	3,578	1,372	1,603
Allowance Ratio	1.42%	1.42%	1.32%	1.31%	1.28%

Slide 12– Net Interest Margin

[Graph of Net Interest Margin]

	2Q2001	3Q2001	4Q2001	1Q2002	2Q2002
Prime Rate	6.75%	6.00%	4.75%	4.75%	4.75%
Yield on Interest Earning Assets	7.77%	7.41%	6.83%	6.46%	6.21%
Cost of Interest Bearing Liabilities	4.69%	4.30%	3.71%	3.16%	2.92%
Net Interest Margin	3.73%	3.68%	3.62%	3.64%	3.61%

Slide 13 – Net Interest Income

[Graph of Net Interest Income]

(in thousands)

	2Q2001	3Q2001	4Q2001	1Q2002	2Q2002
Net Interest Income	26,348	26,823	26,814	27,550	28,608

Slide 14 – Noninterest Income

[Graph of Noninterest Income]

Quarter to date		Year to date
2001	$8,814	2001	$17,234
2002	$11,694	2002	$22,622

Slide 15 – Noninterest Expense

[Graph of Noninterest Expense]

Quarter to date		Year to date
2001	$20,878	2001	$40,921
2002	$24,322	2002	$48,878

Slide 16 – Conference Call Outline

-Second Quarter 2002 Results

-Earnings Guidance

—Third Quarter 2002

—Year End 2002

-Questions and Answers

Slide 17 – Balance Sheet Projection

-Growth amounts expected for FY 2002:

—Loans

—8 to 10%

—Deposits

—4 to 6%

Slide 18 – Net Interest Margin Forecast

Remainder of 2002

Range

3.61% to 3.65%

Slide 19 – Asset Quality

-Nonaccrual Loans and OREO

—Anticipated second half of 2002 trend

Slide 20 – Noninterest Income Forecast

-Remain at current level remainder of 2002, excluding:

—Gain on sale of property

—Gain on sale of securities

—Write down on equity method investments

Slide 21 – Noninterest Expense Forecast

-Remain at current level for remainder of 2002

-Sufficient infrastructure in place

—Full year impact of new First Charter Center

—Full year impact of new computer operating system

—Full year impact of human resources needed to run a multi-billion dollar financial institution

Slide 22 – Earnings per Share Forecast

EPS
3Q 2002	$0.33 to $0.35
YE2002	$1.26 to $1.28

Slide 23 – Conference Call Outline

-Second Quarter 2002 Results

-Earnings Guidance

—Third Quarter 2002

—Year End 2002

-Questions and Answers

Slide 24 – Picture and Logo

“People bank with people.” At First Charter we believe that investments in personal service pay dividends in long relationships.